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                                                                   Exhibit 10.74
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May 3, 1996

Ms. Loretta Viscount
One Royal Avenue
Linwood, New Jersey 08221

Re:  Employment by Trump Taj Mahal Associates

Dear Ms. Viscount:

     This letter will set forth the terms of your employment by Trump Taj Mahal Associates ("TTMA"), the owner and operator of Trump Taj Mahal Casino Resort ("Taj Mahal"). In the event your employment is terminated by TTMA for any reason other than Cause, TTMA shall, upon the execution of a release agreement, pay you an amount equal to six (6) months of your then current salary, excluding bonuses, car allowance or the like. For purposes of this provision, Cause shall be defined to mean the following: a breach by you of any employee conduct rule; the suspension, revocation or expiration of your Casino Control Commission license or registration; an act of dishonesty; the deliberate and intentional refusal by you to perform your duties as assigned; illegal drug use or addiction; your permanent disability if that disability results in your inability to perform the essential functions of your job despite reasonable accommodation; or your death.

     You understand that this letter sets forth a specific term of your employment only and is not an employment agreement. TTMA and you will always have an employment at-will relationship which means that either you or TTMA may choose to end your employment at any time. Additionally, your employment will be subject to the terms and conditions of Taj Mahal's Employee Handbook.

     We look forward to having your join the Taj Mahal team.

Very truly yours,

/s/ R. Bruce McKee
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R. Bruce McKee
Senior Vice President, Finance
and Chief Operating Officer
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Ms. Loretta Viscount
Page Two
May 3, 1996

I acknowledge that the foregoing supersedes and terminates all terms and conditions of that certain letter dated February 14, 1996 from Trump's Castle Associates ("TCA") wherein TCA agreed to pay me an amount equal to six months salary in the event I was terminated by TCA without Cause. I hereby release and hold TCA harmless from any obligations pursuant to the February 14, 1996 letter.

                                    /s/ Loretta Viscount
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                                    Loretta Viscount